Home Equity Loan-Backed Term Notes, GMACM Series 2000-CL1 Group 1
                                                     Payment Date     12/26/2000

Servicing Certificate
Beginning Pool Balance                         279,445,702.32
Beginning PFA                                   59,547,101.45
Ending Pool Balance                            318,140,642.50
Ending PFA Balance                              18,077,191.17
Principal Collections                            2,774,970.10
Principal Draws                                             -
Net Principal Collections                        2,774,970.10

Current Month Repurchases - Units                        2.00
Current Month Repurchases - Dollars                 39,732.77

Active Loan Count                                      12,093

Interest Collections                             3,461,627.42

Weighted Average Net Loan Rate                      15.46877%
Substitution Adjustment Amount                           0.00
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                          Beginning        Ending                                          Interest  Security     Note
Term Notes                 Balance         Balance      Factor    Principal    Interest    Shortfalls   %         Rate
----------                 -------         -------      ------    ---------    ---------   ----------   -         ----
Class A-1               133,147,121.92  128,600,649.93 0.9251579 4,546,471.99   725,864.48      0.00 0.39938     6.77%
Class A-2                23,853,000.00   23,853,000.00 1.0000000         0.00   145,900.85      0.00 0.074078    7.34%
Class A-3                66,581,000.00   66,581,000.00 1.0000000         0.00   420,015.14      0.00 0.206773    7.57%
Class A-4                37,753,000.00   37,753,000.00 1.0000000         0.00   248,225.98      0.00 0.117245    7.89%
Class M                  34,256,000.00   34,256,000.00 1.0000000         0.00   248,926.93      0.00 0.106385    8.72%
Class B                  20,553,000.00   20,553,000.00 1.0000000         0.00   154,147.50      0.00 0.063829    9.00%

Certificates
                                                            -

Beginning Overcollateralization Amount          22,849,681.85
Overcollateralization Amount Increase            1,771,501.89
(Decrease)
Outstanding Overcollateralization Amount        24,621,183.74
Overcollateralization Target Amount             39,393,617.02

Credit Enhancement Draw Amount                           0.00
Unreimbursed Prior Draws                                 0.00


                                                                        Number     Percent
                                                      Balance           of Loans   of Balance
Delinquent Loans (30 Days)                      2,025,584.09               84        0.64%

Delinquent Loans (60 Days)                        855,537.25               32        0.27%

Delinquent Loans (90+ Days) (1)                    25,085.41                1        0.01%

Foreclosed Loans                                           -                0        0.00%

REO                                                        -                0        0.00%

(1) 90+ Figures Include Foreclosures and REO

                                                                         Percent
                                                     Liquidation      of Balance
                                                                         To-Date
Beginning Loss Amount                                    0.00
Current Month Loss Amount                                0.00           0.00%
Ending Loss Amount                                       0.00           0.00%

                                              Special Hazard            Fraud    Bankruptcy
Beginning Amount                                         0.00            0.00         0.00
Current Month Loss Amount                                0.00            0.00         0.00
Ending Amount                                               -               -            -

Liquidation Loss Distribution Amounts                    0.00
Extraordinary Event Losses                               0.00
Excess Loss Amounts                                      0.00

Capitalized Interest Account
Beginning Balance                                1,396,293.57
Initial Capitalized Interest Account Withdraw            0.00
Withdraw relating to Collection Period                   0.00
Interest Earned (Zero, Paid to Funding                   0.00
                                                         ----
Account)
Total Ending Balance as of Payment Date          1,396,293.57
Interest earned for Collection Period                7,283.41
Interest withdrawn related to prior                  9,668.38
Collection Period


Prefunding Account
Beginning Balance                               59,547,101.45
Additional Purchases during Revolving Period  (41,469,910.28)
Excess of Draws over Principal Collections              0.00
                                                        ----
Total Ending Balance as of Payment Date         18,077,191.17
Interest earned for Collection Period              289,227.63
Interest withdrawn related to prior                437,794.52
Collection Period


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